Exhibit 10.11
FIFTH AMENDMENT TO
AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
THIS FIFTH AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of April 12, 2021, between SILICON VALLEY BANK, a California corporation (“Bank”), and CENTRO, INC., a Delaware corporation whose address is 11 East Madison Street, Chicago, Illinois 60602 (“Borrower”).
RECITALS
A.    Bank and Borrower have entered into that certain Amended and Restated Loan and Security Agreement dated as of April 11, 2016, as amended by that certain First Amendment to Amended and Restated Loan and Security Agreement dated as of February 17, 2017, as further amended by a certain Second Amendment to Amended and Restated Loan and Security Agreement dated as of October 17, 2017, as further amended by that certain Third Amendment to Amended and Restated Loan and Security Agreement dated as of April 24, 2019, and as further amended by that certain Fourth Amendment to Amended and Restated Loan and Security Agreement dated as of June 12, 2020 (as the same may from time to time be amended, modified, supplemented or restated, the “Loan Agreement”).
B.    Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.
C.    Borrower has requested that Bank amend the Loan Agreement to (a) amend the interest rate, (b) amend the financial covenants and (c) make certain other revisions to the Loan Agreement as more fully set forth herein.
D.    Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
1.    Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.
2.    Amendments to Loan Agreement.
2.1    Section 2.7 (Payment of Interest on the Credit Extensions). Subsection (a) of Section 2.7 is deleted in its entirety and replaced with the following:
“    (a)    Interest Rate. Subject to Section 2.7(b), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to the greater of (i) one-quarter of one percent (0.25%) above the Prime Rate and (ii) three and one-quarter of one percent (3.25%), provided that, if Bank has received satisfactory evidence that Borrower has maintained Free Cash Flow of at least Two Million Dollars ($2,000,000.00) at all times during the immediately preceding two (2) Performance Pricing Testing Periods, such interest rate shall be equal to greater of (i) fifty-five hundredths of one percent (0.55%) below the Prime Rate and (ii) two and forty five-

hundredths of one percent (2.45%), which interest shall be payable monthly in accordance with Section 2.7(d) below.”
2.2    Section 2.8 (Fees). Section 2.8 is hereby amended by (i) re-lettering subsections (e) and (f) there of as subsections (f) and (g) and (ii) inserting the following new subsection (e):
“    (e)    Anniversary Fee. An anniversary fee equal to Thirty Two Thousand Dollars ($32,000.00) (the “Anniversary Fee”), which is due and payable on the earlier to occur of (i) the one (1) year anniversary of the Fifth Amendment Effective Date, (ii) the termination of this Agreement, or (iii) the occurrence of an Event of Default, and shall be fully earned and non-refundable as of such date;”
2.3    Section 5.5 (Financial Statements; Financial Condition). Section 5.5 is hereby deleted in its entirety and replaced with the following:
“    5.5    Financial Statements; Financial Condition. All consolidated financial statements for Borrower and any of its Subsidiaries delivered to Bank by submission to the Financial Statement Repository or otherwise submitted to Bank fairly present in all material respects Borrower’s consolidated financial condition and Borrower’s consolidated results of operations. There has not been any material adverse change in Borrower’s consolidated financial condition since the date of the most recent financial statements submitted to the Financial Statement Repository or otherwise submitted to Bank.”
2.4    Section 5.11 (Full Disclosure). Section 5.11 is hereby deleted in its entirety and replaced with the following:
“    5.11    Full Disclosure. No written representation, warranty or other statement of Borrower in any report, certificate or written statement submitted to the Financial Statement Repository or otherwise submitted to Bank, as of the date such representation, warranty, or other statement was made, taken together with all such written reports, written certificates and written statements submitted to the Financial Statement Repository or otherwise submitted to Bank, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the reports, certificates, or written statements not misleading (it being recognized by Bank that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).”
2.5    Section 6.2 (Financial Statements, Reports, Certificates). The preamble to Section 6.2 is deleted in its entirety and replaced with the following:
“    6.2    Financial Statements, Reports. Provide Bank with the following by submitting to the Financial Statement Repository:”
2.6    Section 6.2 (Financial Statements, Reports, Certificates). Subsections (c) and (d) of Section 6.2 are deleted in their entirety and replaced with the following:
“    (c)    as soon as available, but no later than thirty (30) days after the last day of each month (forty-five (45) days after the end of each December), a company prepared consolidated and consolidating balance sheet, income statement and cash flow statement covering Borrower’s and its Subsidiaries’ consolidated and consolidating operations for such month in a form acceptable to Bank (the “Monthly Financial Statements”);
    (d)    within thirty (30) days after the last day of each month and together with the Monthly Financial Statements (forty-five (45) days after the end of each December), a completed Compliance Statement confirming that, as of the end of such month, Borrower was in full compliance with all of the terms and conditions of this Agreement, and setting forth calculations showing compliance with the financial covenants set forth in this Agreement and such other information as Bank may reasonably request, including, without limitation, a statement that at the end of such month there were no held checks;”
2.7    Section 6.2 (Financial Statements, Reports, Certificates). The following text is hereby added at the end of Section 6.2:
“    Any submission by Borrower of a Compliance Statement, a Borrowing Base Report or any other financial statement submitted to the Financial Statement Repository pursuant to this Section 6.2 or otherwise submitted to Bank shall be deemed to be a representation by Borrower that (a) as of the date of such Compliance Statement, Borrowing Base Report or other financial statement, the information and calculations set forth therein are true, accurate and correct, (b) as of the end of the compliance period set forth in such submission, Borrower is in complete compliance with all required covenants except as noted in such Compliance Statement, Borrowing Base Report or other financial statement, as applicable; (c) as of the date of such submission, no Events of Default have occurred or are continuing; (d) all representations and warranties other than any representations or warranties that are made as of a specific date in Section 5 remain true and correct in all material respects as of the date of such submission except as noted in such Compliance Statement, Borrowing Base Report or other financial statement, as applicable; (e) as of the date of such submission, Borrower and each of its Subsidiaries has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9; and (f) as of the date of such submission, no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.”
2.8    Section 6.9 (Financial Covenants). Subsections (a) and (b) of Section 6.9 is hereby deleted in its entirety and replaced with the following:
“    (a)    Liquidity. At all times, to be tested as of the last day of each month (i) commencing with the month ending February 29, 2016, and continuing through the month ending June 30, 2017, Liquidity of at least (A) Ten Million Dollars ($10,000,000.00) for the months ending February 28th (or 29th for any leap year), March 31st, April 30th, May 31st, June 30th, July 31st, August 31st and September 30th of each year and (B) Six Million Dollars ($6,000,000.00) for the months ending January 31st, October 31st, November 30th and December 31st of each year, (ii) commencing with the month ending July 31, 2017 and continuing for each month thereafter through and including the month ending April 30, 2020, Liquidity of at least Seven Million Five Hundred Thousand Dollars ($7,500,000.00), (iii) commencing with the month ending May 31, 2020 and continuing for each month thereafter through and including the month ending March 31, 2021, Liquidity of at least Ten Million Dollars ($10,000,000.00), and (iv) commencing with the month ending April 30, 2021 and continuing for each month thereafter, Liquidity of at least Seven Million Five Hundred Thousand Dollars ($7,500,000.00).
(b)    Free Cash Flow. To be tested as of the last day of each calendar quarter, on a consolidated basis with respect to Borrower and its Subsidiaries, Free Cash Flow for the following periods of at least (i) ($9,000,000.00) for the three (3) month period ending March 31, 2016, (ii) ($11,000,000.00) for the six (6) month period ending June 30, 2016, (iii) ($12,000,000.00) for the nine (9) month period ending September 30, 2016, (iv) ($4,000,000.00) for the twelve (12) month period ending December 31, 2016, (v) ($4,000,000.00) for the twelve (12) month period ending March 31, 2017, (vi) ($6,500,000.00) for the twelve (12) month period ending June 30, 2017, (vii) ($8,000,000.00) for the twelve (12) month period ending September 30, 2017, (viii) ($6,000,000.00) for the twelve (12) month period ending December 31, 2017, (ix) ($7,500,000.00) for the twelve (12) month period ending March 31, 2018, (x) ($9,500,000.00) for the twelve (12) month periods ending June 30, 2018 and September 30, 2018, (xi) ($3,500,000.00) for the twelve (12) month period ending December 31, 2018, (xii) ($750,000.00) for the twelve (12) month period ending March 31, 2019, (xiii) ($1,250,000.00) for the twelve (12) month period ending June 30, 2019, (xiv) ($2,500,000.00) for the twelve (12) month period ending September 30, 2019, (xv) $2,000,000.00 for the twelve (12) month period ending December 31, 2019, (xvi) $2,250,000.00 for the twelve (12) month period ending March 31, 2020, (xvii) ($4,250,000.00) for the twelve (12) month period ending June 30, 2020, (xviii) ($4,500,000.00) for the twelve (12) month period ending September 30, 2020, (xix) ($2,000,000.00) for the twelve (12) month period ending December 31, 2020, (xx) $0.00 for the twelve (12) month period ending March 31, 2021, (xxi) $3,500,000.00 for the twelve (12) month periods ending June 30, 2021, September 30, 2021, December 31, 2021, March 31, 2022 and June 30, 2022, (xxii) $4,500,000.00 for the twelve (12) month period ending September 30, 2022 and (xxiii) $5,000,000.00 for the twelve (12) month periods ending December 31, 2022, March 31, 2023 and June 30, 2023.”
2.9    Section 13.1 (Definitions). The following term and its definition is hereby inserted alphabetically in Section 13.1:
“    “Anniversary Fee” is defined in Section 2.8(e).”
“    “Compliance Statement” is that certain statement in the form attached hereto as Exhibit B.”
“    “Fifth Amendment Effective Date” is April 12, 2021.”
“    “Financial Statement Repository” is pemadden@svb.com or such other means of collecting information approved and designated by Bank after providing notice thereof to Borrower from time to time.”
2.10    Section 13.1 (Definitions). The definition of “Eligible Accounts” set forth in Section 13.1 is amended by (i) deleting “and” appearing at the end of subsection (v), (ii) deleting “.”

appearing at the end of subsection (w) and inserting in lieu thereof “; and”, and (iii) inserting the following new subsection (x):
“    (x)    Accounts for which the Account Debtor is Philip Morris International Inc. or any subsidiary or affiliate thereof, or Accounts otherwise associated with any such Person.”
2.11    Section 13.1 (Definitions). The term “Compliance Certificate” and its definition set forth in Section 13.1 is deleted in its entirety.
2.12    Section 13.1 (Definitions). The following terms and their definitions set forth in Section 13.1 are hereby deleted in their entirety and replaced with the following:
“    “Borrowing Base” is eighty percent (80.0%) of Eligible Accounts, as determined by Bank from Borrower’s most recent Borrowing Base Report (and as may subsequently be updated by Bank in Bank’s sole discretion based upon information received by Bank including, without limitation, Accounts that are paid and/or billed following the date of the Borrowing Base Report); provided, however, that Bank has the right to decrease the foregoing percentage in its good faith business judgment to mitigate the impact of events, conditions, contingencies, or risks which may adversely affect the Collateral or its value.”
“    “Current Liabilities” are the aggregate amount of all obligations and liabilities of Borrower and its Subsidiaries to Bank, plus, without duplication, the aggregate amount of Borrower’s and its Subsidiaries’ Total Liabilities that mature within one (1) year.”
“    “Obligations” are Borrower’s obligations to pay when due any debts, principal, interest, fees, Bank Expenses, the Existing Term Loan Prepayment Premium, the Anniversary Fee and other amounts Borrower owes Bank now or later, whether under this Agreement, the other Loan Documents, or otherwise, including, without limitation, all obligations relating to Letters of Credit (including reimbursement obligations for drawn and undrawn Letters of Credit), cash management services, and foreign exchange contracts, if any, and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank, and to perform Borrower’s duties under the Loan Documents.”
“    “Revolving Line Maturity Date” is June 30, 2023.”
2.13    Exhibit B (Compliance Certificate). The Compliance Certificate appearing as Exhibit B to the Loan Agreement is amended in its entirety and replaced with the Compliance Statement in the form of Schedule 1 attached hereto.
3.    Consent to Subsidiary. Borrower has notified Bank that it intends to form a new Subsidiary under the laws of Argentina, which will be a wholly-owned Subsidiary of Borrower (“Argentinian Subsidiary”). Bank hereby consents to the formation of Argentinian Subsidiary and acknowledges and agrees that such formation constitutes a “Permitted Investment” so long as (a) Argentinian Subsidiary is formed no later than ninety (90) days following the date of this Amendment and (b) no funds of Borrower are transferred to Argentinian Subsidiary in connection therewith other than a one-time Investment in an amount not exceeding One Thousand Five Hundred Dollars ($1,500.00) to satisfy capital commitment requirements related to the formation of Argentinian Subsidiary.

4.    Limitation of Amendments.
4.1    The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.
4.2    This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.
5.    Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:
5.1    Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;
5.2    Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;
5.3    Other than as reflected in the Secretary’s Corporate Borrowing Certificate dated as of the date of this Amendment, the organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
5.4    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;
5.5    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;
5.6    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and
5.7    This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

6.    Ratification of Perfection Certificate. Except as set forth on Schedule 2 attached hereto, Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of June 12, 2020, and acknowledges, confirms and agrees the disclosures and information Borrower provided to Bank in said Perfection Certificate have not changed, as of the date hereof.
7.    Ratification of Amended and Restated Intellectual Property Security Agreement. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Amended and Restated Intellectual Property Security Agreement dated as of April 11, 2016 between Borrower and Bank, as amended by that certain First Amendment to Intellectual Property Security Agreement dated as of the date of this Amendment, and acknowledges, confirms and agrees that said Amended and Restated Intellectual Property Security Agreement, as amended, (a) contains an accurate and complete listing of all Intellectual Property Collateral (as defined therein) and (b) shall remain in full force and effect.

8.    Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.
9.    Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
10.    [RESERVED.]
11.    Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, and (b) Borrower’s payment of (i) a fully-earned, non-refundable amendment fee in an amount equal to Thirty-Two Thousand Dollars ($32,000.00) and (ii) Bank’s legal fees and expenses incurred in connection with this Amendment.
[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

SILICON VALLEY BANK		CENTRO, INC.

By	/s/ Conor Broderick	By	/s/ Clayton Kossl
Name:	Conor Broderick	Name:	Clayton Kossl
Title:	Vice President	Title:	Chief Financial Officer

Schedule 1
EXHIBIT B
COMPLIANCE STATEMENT

TO:	SILICON VALLEY BANK	Date: ________________
FROM:	CENTRO, INC.
Under the terms and conditions of the Amended and Restated Loan and Security Agreement between Borrower and Bank (the “Agreement”), Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below. Attached are the required documents evidencing such compliance, setting forth calculations prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.
Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Monthly financial statements with Compliance Certificate	Monthly within 30 days (45 days after each December)	Yes	No
Annual financial statements (CPA Audited)	FYE within 105 days	Yes	No
10-0, 10-K and 8-K	Within 5 days after filing with SEC	Yes	No
A/R & A/P Agings and Deferred Revenue Report	Monthly within 30 days (45 days after each December)	Yes	No
Borrowing Base Reports	Monthly within 30 days (45 days after each December)	Yes	No
Board-approved Projections	FYE within 75 days	Yes	No
The following Intellectual Property was registered after the Effective Date /if no registrations, state “None”)

Financial Covenant	Required	Actual	Complies
Maintain as indicated:
Liquidity (to be tested as of the last day of each month)	$___________*	$____________	Yes	No
Free Cash Flow (to be tested as of the last day of each calendar quarter)	$___________**	$____________	Yes	No
At all times during any AQR Testing Period, Minimum Adjusted Quick Ratio (to be tested as of the last day of each month)	0.85:1.0	______:1.0	Yes	No
*As set forth in Section 6.9(a)
**As set forth in Section 6.9(b)
2

Performance Pricing for Advances		Applies
Free Cash Flow > $2,000,000 at all times during preceding two Performance Pricing Testing Periods	Greater of (a) Prime - 0.55% and (b) 2.45%	Yes	No
Free Cash Flow < $2,000,000 at any time during preceding two Performance Pricing Testing Periods	Greater of (a) Prime + 0.25% and (b) 3.25%	Yes	No
The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Compliance Statement.
The following are the exceptions with respect to the statements above: (If no exceptions exist, state “No exceptions to note.”)

3

Schedule 1 to Compliance Statement
Financial Covenants of Borrower
In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.
Dated: ________________
I.    Liquidity (Section 6.9(a))
Required: (i) Ten Million Dollars ($10,000,000.00) for month ending March 31, 2021, and (iii) Seven Million Five Hundred Thousand Dollars ($7,500,000.00) for month ending April 30, 2021 and each month thereafter.

A. Aggregate value of the unrestricted and unencumbered cash and Cash Equivalents of Borrower at Bank	$______

B.    Without duplication of (A), consolidated, unrestricted and unencumbered cash and Cash Equivalents of Centro Canada Holding and any of its direct or indirect subsidiaries with a partner bank of Bank, in an aggregate amount not exceeding $1,000,000.00
$______

C. The Availability Amount	$______

D. Liquidity (line A plus line B plus line C)	$______
Is line D equal to or greater than or equal to the amount set forth above?

______ No, not in compliance	______ Yes, in compliance
II.    Free Cash Flow (Section 6.9(b))
Required: (i) $0.00 for the twelve (12) month period ending March 31, 2021, (ii) $3,500,000.00 for the twelve (12) month periods ending June 30, 2021, September 30, 2021, December 31, 2021, March 31, 2022 and June 30, 2022, (iii) $4,500,000.00 for the twelve (12) month period ending September 30, 2022 and (iv) $5,000,000.00 for the twelve (12) month periods ending December 31, 2022, March 31, 2023 and June 30, 2023.

Actual:

A. Net Income	$______

B. Interest Expense	$______

C. To the extent deducted in the calculation of Net Income, depreciation expense and amortization expense	$______

D. Income tax expense	$______

E. Non-cash equity compensation expense	$______

F. Write-offs of intangible assets and other non-cash extraordinary changes	$______

G. Other one-time expenses approved in writing by Bank in its sole discretion	$______

H. EBITDA (sum of Lines A through G)	$______

I.    The aggregate of all expenditures by Borrower and its Subsidiaries that are capital expenditures as determined in accordance with GAAP (including, without limitation, capitalized software development costs) unless financed by Permitted Indebtedness
$______

J. Free Cash Flow (Line H minus Line I)	$______
Is line J equal to or greater than or equal to the amount set forth above?

______ No, not in compliance	______ Yes, in compliance
III.    Adjusted Quick Ratio (Section 6.9(c))
Required: 0.85 to 1.0
Actual:

A. Aggregate value of the unrestricted and unencumbered cash and Cash Equivalents of Borrower and its Subsidiaries at Bank and Bank’s Affiliates	$______

B. Aggregate value of the net billed accounts receivable of Borrower and its Subsidiaries	$______

C. Quick Assets (the sum of lines A and B)	$______

D. All obligations and liabilities of Borrower and its Subsidiaries to Bank	$______

E.    Obligations that mature within one year not otherwise reflected in Line D that should, under GAAP, be classified as liabilities on Borrower’s and its Subsidiaries’ consolidated balance sheets, including all Indebtedness.
$______

F. Current Liabilities (the sum of lines D and E)	$______

G. Aggregate value of all current amounts received or invoiced by Borrower and its Subsidiaries in advance of performance under contracts and not yet recognized as revenue	$______

H. To the extent included as Current Liabilities, the current portion of deferred rent in an amount not to exceed Six Hundred Thousand Dollars ($600,000.00)	$______

I. Line F minus Line G minus Line H	$______

J. Adjusted Quick Ratio (Line C divided by Line I)	____:1.0
2

Is line J equal to or greater than or equal to 0.85 to 1.0?

______ No, not in compliance	______ Yes, in compliance
3

Schedule 2
Perfection Certificate Updates
i.    The following are the legal names and addresses (including jurisdictions of formation) of all entities from whom the Company has acquired any personal property in a transaction not in the ordinary course of business during the past five years, together with the date of such acquisition and the type of personal property acquired (e.g., equipment, inventory, etc.):

Legal Name	Jurisdiction of Formation / Address	Date of Acquisition	Type of Property
QuanticMind, Inc.	Delaware corporation with principal place of business in San Mateo, CA	February 17, 2021	Certain of QuanticMind Inc.’s assets as defined in the Asset Purchase Agreement between the parties

FIRST AMENDMENT TO INTELLECTUAL PROPERTY SECURITY AGREEMENT
This First Amendment to Intellectual Property Security Agreement (this “Amendment”) is made as of April 12, 2021, by and between SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 (“Bank”), and CENTRO, INC., a Delaware corporation, with its principal place of business at 11 East Madison Street, Chicago, Illinois (“Grantor”).
Recitals
A.    Grantor and Bank have previously entered into that certain Amended and Restated Loan and Security Agreement dated as of April 11, 2016, as amended by that certain First Amendment to Amended and Restated Loan and Security Agreement dated as of February 17, 2017, as further amended by a certain Second Amendment to Amended and Restated Loan and Security Agreement dated as of October 17, 2017, as further amended by that certain Third Amendment to Amended and Restated Loan and Security Agreement dated as of April 24, 2019, as further amended by that certain Fourth Amendment to Amended and Restated Loan and Security Agreement dated as of June 12, 2020, and as further amended by that certain Fifth Amendment to Amended and Restated Loan and Security Agreement dated as of the date of this Amendment.
B.    To secure its obligations and liabilities to Bank, Grantor has previously granted Bank a security interest in the Intellectual Property Collateral pursuant to that certain Amended and Restated Intellectual Property Security Agreement dated as of April 11, 2016 (as may be amended, modified, restated, replaced, or supplemented from time to time, the “IP Security Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the IP Security Agreement.
C.    Grantor and Bank have agreed to enter into this Amendment.
NOW, THEREFORE, GRANTOR AND BANK AGREE AS FOLLOWS:
A.    MODIFICATION TO THE IP SECURITY AGREEMENT. Exhibit C to the IP Security Agreement is hereby deleted in its entirety and replaced with Exhibit C attached hereto.
B.    RATIFICATION OF IP SECURITY AGREEMENT. Grantor hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of the IP Security Agreement, and acknowledges, confirms and agrees that the IP Security Agreement contains an accurate and complete listing of all Intellectual Property Collateral and shall remain in full force and effect.
C.    COUNTERSIGNATURE. This Amendment shall become effective only when it shall have been executed by Grantor and Bank.
[The remainder of this page is intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

GRANTOR:

CENTRO, INC.

By:	/s/ Clayton Kossl

Name:	Clayton Kossl

Title:	Chief Financial Officer

BANK:

SILICON VALLEY BANK

By:	/s/ Conor Broderick

Name:	Conor Broderick

Title:	Vice President

EXHIBIT C
Trademarks

Description	Registration/ Application Number	Registration/ Application Date

QUANTICMIND	5,011,278	August 2, 2016
QUANTICMIND	5,011,280	August 2, 2016
(see also attached schedule)